                                                                 Exhibit 4.18

                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 31st day of July, 1996 (the "Second Amendment") to that certain Amended and Restated Credit Agreement dated as of March 16, 1995, as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 13, 1995 (the Amended and Restated Credit Agreement as previously amended, together with all exhibits and schedules thereto, the "Original Agreement") (the Original Agreement as amended by the Second Amendment, together with all extensions, substitutions, replacements, restatements and other amendments or modifications thereof or thereto, the "Credit Agreement") by and among EDUCATION MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages to this Second Amendment (individually a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION as the issuer of letters of credit under the Credit Agreement (in such capacity the "Issuing Bank") and PNC BANK, NATIONAL ASSOCIATION, a national banking association as the agent for the Banks (in such capacity the "Agent").


                                  WITNESSETH:


     WHEREAS, the Borrower and the Banks, the Issuing Bank and the Agent desire to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                        AMENDMENTS TO ORIGINAL AGREEMENT

     FIRST: Section 1.1 of the Original Agreement is hereby amended in the following particulars:

     1. The definition of "Bank Indebtedness" is amended and restated in its entirety to read as follows:

           "Bank Indebtedness" means the liability of the Borrower, as of any date of determination, without duplication, to pay the Commitment Fee, the Agent's Fee, the Letter of Credit Fees, the Issuance Fee, the outstanding principal amount of the Revolving Credit Loans, the Term Loans and the Additional Term Loans, any draws upon any Letter of Credit, interest thereon, any other amounts due pursuant to Article II hereof and all reasonable out-of-pocket expenses incurred by the Banks or the Agent in connection with the preparation, negotiation, administration, enforcement of this Credit Agreement, the Revolving Credit Notes, the Amended and Restated Term Notes, the Additional Term Notes, the other Loan Documents, the transactions contemplated thereby, or the protection of the Agent's, the Banks' or the Issuing Bank's rights under any of the foregoing described instruments (including but not limited to the reasonable fees and expenses of counsel) to the extent such expenses are the responsibility of the Borrower pursuant to this Credit Agreement.


     2. The definition of "Eurodollar Rate" is amended and restated in its entirety to read as follows:

           "Eurodollar Rate" means, with respect to each Eurodollar Rate Loan, the rate of interest per annum with respect to any Interest Period obtained by the Agent by dividing (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be equal to the offered rates for deposits in Dollars for the applicable Eurodollar Interest Period which appear on Page 3750 of the TELERATE rate reporting system, or a comparable replacement as determined by the Agent approximately 11:00 a.m., Greenwich Mean Time two (2) Business Days prior to the first day of each Interest Period for an amount comparable to the Eurodollar Rate Loan for such Interest Period and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number (expressed as a decimal) equal to (A) 1.00 minus (B) the Eurodollar Reserve Percentage, if any. The Eurodollar Rate described above may also be expressed by the following formula:


           Eurodollar Rate  =    Offered Rate on TELERATE Page 3750
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage


      If more than one offered rate appears on Page 3750 of the TELERATE rate reporting system or similar system, the rate will be the arithmetic mean of such offered rates.

     3. The definition of "Loan" is amended and restated in its entirety to read as follows:

           "Loan" means any Revolving Credit Loan, Term Loan or Additional Term Loan.

     4. The definition of "Note" is amended and restated in its entirety to read as follows:

           "Note" means any or all of the Revolving Credit Notes, the Amended and Restated Term Notes and the Additional Term Notes.

     5. The definition of "Term Loan" is amended and restated in its entirety to read as follows:

           "Term Loan" means a term loan described in Subsections 2.1a through 2.1g hereof.

     6. A definition of "Additional Term Loan" is added which shall read as follows:

           "Additional Term Loan" means a term loan described in Subsections 2.1h through 2.1n hereof.

     7. A definition of Additional Term Loan Fee is added which shall read as follows:

           "Additional Term Loan Fee" means the fee described in Section 2.1n hereof.


     8. A definition of "Additional Term Loan Account" is added which shall read as follows:

           "Additional Term Loan Account" means a bookkeeping account established at each Revolving Credit Bank in the name of the Borrower pursuant to Subsection 2.1m hereof.

     9. A definition of "Additional Term Loan Amount" is added which shall read as follows:

           "Additional Term Loan Amount" means the amount of the Preferred Stock Repurchase Draw which is converted on March 31, 1997 into the Additional Term Loan.

     10. A definition of "Additional Term Loan Note" is added which shall read as follows:

           "Additional Term Loan Note" means an Additional Term Loan Note substantially in the form of Exhibit "K."

     11. A definition of "IPO" is added which shall read as follows:

           "IPO" means the initial public offering of the Borrower's common stock.

     12. A definition of "Preferred Stock Redemption Agreement" is added which shall read as follows:

           "Preferred Stock Redemption Agreement" means (i) the agreement between the Borrower and the ESOP pursuant to which the Borrower agrees to redeem up to approximately 98,000 shares of the Borrower's issued and outstanding Series A 10.19% convertible preferred stock at a price of $101.43 per share together with accrued and unpaid dividends thereon together with (ii) any and all other agreements related thereto and executed in connection therewith.

     13. A definition of "Preferred Stock Redemption Draw" is added which shall read:

           "Preferred Stock Redemption Draw" means the single Disbursement under Section 2.2 of the Agreement for the purpose and under the conditions set forth in item (e) of Section 5.1 hereof.

     14. A definition of "Second Amendment" is added which shall read:

           "Second Amendment" means the Second Amendment to Amended and Restated Credit Agreement dated as of July 31, 1996.

     SECOND: Section 1.3 of the Original Agreement is hereby amended to add to the end thereof the following items (v) and (vi) which shall read as follows:

           (v) On and after the date of the Second Amendment each reference to Society National Bank in each of the Loan Documents shall be deemed to mean KeyBank, National Association.


           (vi) On and after the date of the Second Amendment each reference to Integra Bank or National City Bank shall be deemed to mean National City Bank of Pennsylvania.

     THIRD: Section 2.1 of the Original Agreement is hereby amended (i) to change its title to "The Term Loans" and (ii) to add to the end thereof Subsections 2.1h through 2.1n inclusive, which shall read as follows:

           2.1h Additional Term Loan. On March 31, 1997 the unpaid amount of the Preferred Stock Redemption Draw shall be converted into the Additional Term Loans with each Revolving Credit Bank receiving an Additional Term Loan in an amount determined by multiplying the aggregate Additional Term Loan Amount by such Revolving Credit Bank's Commitment Percentage.

           2.1i Additional Term Notes. The obligation of the Borrower to repay the Additional Term Loans shall be evidenced by Additional Term Notes each substantially in the form of Exhibit "K" hereto dated March 31, 1997, one made payable to each Bank in the amount of each Revolving Credit Bank's share of the Additional Term Loan determined in accordance with Subsection 2.1h above.

           2.1j Repayment of Additional Term Loans. The Additional Term Loans shall be repaid in twenty consecutive equal quarterly payments of principal with the first such payment due on July 1, 1997 and continuing thereafter on each succeeding October 1, January 1, April 1 and July 1 until payment in full. The foregoing notwithstanding, the remaining outstanding principal balance of the Additional Term Loans shall be due and payable on the Repayment Date.

           2.1k Interest. The Additional Term Loan Notes shall bear interest from the date thereof until payment in full as set forth in Section 2.4 hereof.

           2.1l Prepayment.

           (i) Mandatory Prepayment. Net Offering Proceeds shall be immediately applied by the Borrower as and when received to prepay in full the Additional Term Loan.

           (ii) Voluntary Prepayment. The Additional Term Loans may be prepaid in whole or in part at any time by the Borrower; provided, however (i) each partial prepayment shall be in the aggregate principal amount of $1,000,000 or more; (ii) the Borrower shall have given the Agent not less than three (3) Business Days' prior written notice of each voluntary prepayment, the aggregate principal amount to be prepaid and the date of such prepayment and (iii) the Borrower shall have complied with the provisions of Section 2.5 hereof. Notice of prepayment having been given, the principal amount specified in such notice shall become due and payable on such date.


           2.1m Additional Term Loan Account. Each Revolving Credit Bank shall open and maintain on its books an Additional Term Loan Account in the Borrower's name with respect to such Bank's Additional Term Loan Amount, prepayments thereon, the computation and payment of interest and the computation of other amounts due and sums paid to the Agent, on behalf of such Revolving Credit

      Bank, pursuant to this Section 2.1. Except in the case of manifest error, the Additional Term Loan Accounts shall be conclusive and binding on the Borrower as to the amount at any time due such Revolving Credit Bank from the Borrower pursuant to this Section 2.1.

           2.1n Additional Term Loan Fee. On the earlier to occur of (i) the date on which the Credit Agreement is terminated and all amounts thereunder are paid in full by reason of the Borrower obtaining replacement debt financing or (ii) March 31, 1997, if between the date of the Second Amendment and March 31, 1997 the Borrower has not received Net Offering Proceeds of at least $10,000,000, the Borrower shall pay to Agent a fee in the amount of $87,500, for the pro rata benefit of the Revolving Credit Banks in accordance with their respective Commitment Percentages.

     FOURTH: Subsection 2.2g of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           2.2a Revolving Credit Commitment. The Revolving Credit Commitment shall be automatically and permanently reduced by $5,000,000 annually beginning October 13, 1997 in accordance with the following schedule.


                                                 REDUCED REVOLVING
                     DATE OF REDUCTION           CREDIT COMMITMENT

                     October 13, 1997               $65,000,000
                     October 13, 1998               $60,000,000
                     October 13, 1999               $55,000,000
                     October 13, 2000               $50,000,000
                     (assuming one or
                     both of the
                     extensions of the
                     Repayment Date have
                     been agreed to by
                     the Banks)

      The foregoing automatic permanent reductions are in addition to any voluntary permanent reductions provided for in Subsection 2.2e. If no extension of the original Repayment Date is granted pursuant to Subsection 2.2f, the entire outstanding amount of the Revolving Credit Loans, interest thereon and costs related thereto shall be due and payable in full on October 13, 2000. Further, in addition to the foregoing, there will occur on the date of funding of the Additional Term Loan a mandatory reduction of the Revolving Credit Commitment in the amount of the Additional Term Loan, and each of the Reduced Revolving Credit Commitments set forth in the preceding schedule shall also be reduced by the initial principal amount of the Additional Term Loan.


     FIFTH: Subsection 2.2 of the Original Agreement is hereby amended by adding to the end thereof a new Subsection 2.2k which shall read as follows:

           2.2k Mandatory Repayment. Net Offering Proceeds received on or before March 31, 1997 must be immediately applied by the Borrower to repay the Preferred Stock Redemption Draw. In the event that Net Offering Proceeds received after the date of the Second Amendment but prior to March 31, 1997 are insufficient to repay in full the Preferred Stock Draw on or before March 31, 1997, the unpaid portion of Preferred Stock Redemption Draw shall be converted into the Additional Term Loan as set forth in Subsections 2.1h through 2.1m inclusive on March 31, 1997.


     SIXTH: Section 4.3 of the Original Agreement is amended and restated in its entirety to read as follows:

           4.3 Capitalization. The outstanding shares of the Class A and Class B common stock and Series A 10.19% convertible preferred stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, all of the Borrower's capital stock is owned by the Management Stockholders, the ESOP and other Persons as more fully set forth on Schedule 4.3. As of the Closing Date, the Borrower will not have outstanding any stock or securities (except for the Series A 10.19% convertible preferred stock, the Class B common stock, and the Warrants) convertible or exchangeable for any shares of its common stock, nor, except as set forth on Schedule 4.3, will it have outstanding any rights or options to subscribe for or to purchase any of the Borrower's capital stock or any stock or securities convertible into or exchangeable for the Borrower's common stock.

     SEVENTH: Section 5.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           5.1 Use of Proceeds. Proceeds of the Term Loans hereunder will be used to purchase the 1989 Term Loans from the 1989 Banks. Proceeds of the Revolving Credit Loans shall be used by the Borrower (a) to refinance the revolving credit loans, if any, outstanding under the 1989 Credit Agreement, (b) for general working capital purposes of the Borrower and its Active Subsidiaries, including but not limited to capital expenditures, the acquisition and development of additional schools, draws to meet DOE regulatory requirements and Permitted Acquisitions, (c) to refinance the existing Senior Subordinated Notes; provided, however, such proceeds must be used to repay existing Senior Subordinated Notes in full not later than October 13, 1995 or the Borrower shall lose the ability to use proceeds of the

      Revolving Credit Loans for this purpose, (d) for financing of loans to the ESOP, and (e) provided the provisions of Section 7.3 have been satisfied, to acquire and hold as treasury shares up to approximately 98,000 shares of the Borrower's Series A 10.19% convertible preferred stock; provided, however, proceeds used for such purchase may not exceed $10,000,000 and must be disbursed in a single Disbursement; and provided, further this Preferred Stock Repurchase Draw may only be repaid with Net Offering Proceeds or by the issuance of Additional Term Loan Notes.


     EIGHTH: Subsection 5.12a of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           5.12a Continued Ownership of Borrower. At all times during the term hereof, prior to the IPO being completed, on a fully diluted basis as if all outstanding securities convertible into common stock had been converted and all outstanding warrants, options or other rights to acquire common stock had been exercised, and except as otherwise permitted by Section 6.13 hereof, (i) the ESOP and the Management Stockholders will own at least fifty percent (50%) of the total value of the outstanding stock of the Borrower, (ii) the Permitted Owners will own at least twelve percent (12%) of the total value of the outstanding common stock of the Borrower, and (iii) until such time as the Term Loans are repaid in full, the ESOP will own at least thirty percent (30%) of the total value of outstanding stock of the Borrower. The foregoing notwithstanding, it shall not be considered a violation of item (iii) above if the ESOP fails to own at least thirty percent (30%) of the total value of outstanding stock of the Borrower by reason of (a) the purchase by the Borrower of stock pursuant to any Repurchase Obligation, (b) any distribution to or retention of stock by former ESOP participants or their beneficiaries or (c) the grant of any options to certain Management shareholders as additional compensation.

     NINTH: A new Section 5.15 shall be added to the Agreement which shall read:

           5.15 Performance under Preferred Stock Redemption Agreement. The Borrower shall comply with all material provisions of the Preferred Stock Redemption Agreement and shall purchase not more than approximately 98,000 shares of its Series A 10.19% convertible preferred stock thereunder.

     TENTH: Section 6.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

      6.1 Maintenance of Consolidated Net Worth. The Borrower will not permit or suffer to exist, as of the end of each Fiscal Year set forth below, its Consolidated Net Worth to be less than the amount set forth below for such Fiscal Year:

                 (i) as of June 30, 1995, $100,000;

                 (ii) as of June 30, 1996, the sum of (A) the amount of the minimum Consolidated Net Worth required as of the preceding Fiscal Year plus (B) one hundred percent (100%) of the Net Offering Proceeds completed during the preceding Fiscal Year plus (C) seventy-five percent (75%) of Net Income for the preceding Fiscal Year (to the extent this is a positive number);

                 (iii) as of June 30, 1997, the sum of (A) the amount of the minimum Consolidated Net Worth as of the preceding Fiscal Year, plus
            (B) one hundred percent (100%) of the Net Offering Proceeds completed during the preceding Fiscal Year plus (C) fifty percent (50%) of Net Income for the preceding Fiscal Year (to the extent this is a positive number minus the amount of the Preferred Stock Redemption Draw; and

                 (iv) as of the end of each Fiscal Year ended after July 1, 1997, the sum of (A) the amount of the minimum Consolidated Net Worth required for the preceding Fiscal Year (whether pursuant to (ii) above or as the cumulative result of this clause (iii)) plus
            (B) one hundred percent (100%) of the Net Offering Proceeds completed during the preceding Fiscal Year plus (C) fifty percent (50%) of Net Income for the preceding Fiscal Year (to the extent this is a positive number).

     ELEVENTH: Section 6.10 of the Original Agreement is amended and restated to read as follows:

           6.10 Restriction of Operating Leases. As of the Closing Date, the Borrower and its Subsidiaries have in force as lessees the operating leases set forth on Schedule 6.10 hereto. The Borrower will not, and will not permit any Subsidiary to, incur to assume any new operating leases during any Fiscal Year commencing after the Closing Date having aggregate payments, on a Consolidated basis in such Fiscal Year, (i) in excess of $1,000,000 for each Fiscal Year ending on or before June 30, 1996 and (ii) in excess of $1,250,000 for each Fiscal Year ending after July 1, 1996; provided, however, that the foregoing shall not prohibit
      (x) the replacement, substitution, extension or renewal of any operating lease in force prior to the Closing Date or (y) the assumption of any operating lease as an integral part of a Permitted Acquisition and any replacement, substitution extension or renewal of any such assumed operating lease.

     TWELFTH: Section 6.12 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           6.12a Dividend Restrictions. The Borrower shall not declare or pay cash dividends or distributions on its capital stock while the Credit Facility is outstanding, except for (i) the payment of dividends on the
      (A) Series A 10.19% preferred stock of the Borrower held by the ESOP or
      (B) Class A common Stock of the Borrower to the extent that in excess of ninety percent (90%) of said common stock dividend is used to repay the Term Loans and (ii) dividends on any class of stock of the Borrower in an amount not to exceed the following: (A) the difference between (1) $1,000,000 in the earlier to occur of (x) any Fiscal Year ended after July 1, 1996 or (y) any Fiscal Year during which the Borrower's Consolidated Net Worth is greater than or equal to $20,000,000 minus (2) any stock redemptions made during such period and permitted pursuant to clause (A) of Subsection 6.12b below or (B) the difference between (1) $1,500,000 in any Fiscal Year during which the Borrower's Consolidated Net Worth is greater than or equal to $45,000,000 minus (2) any stock redemptions made during such period and permitted pursuant to clause (A) of Subsection 6.12b below.

           6.12b Redemption Restrictions. The Borrower shall not, nor shall it permit any Subsidiary to, purchase the Borrower's capital stock while the Credit Facility is outstanding, except for (i) the redemption of any such capital stock held by the ESOP (x) in connection with the termination of service of employees of the Borrower or its Subsidiaries or (y) pursuant to the Preferred Stock Redemption Agreement and (ii) the redemption of any such capital stock by the Borrower from Management Shareholders as more fully set forth below.

           (A) Upon the death, incapacity, retirement or termination of a Management Stockholder (other than Knutson, except as provided below), the Borrower may purchase such Management Stockholder's capital stock upon the terms and conditions set forth in the applicable Management Repurchase Agreement, provided that after giving effect to such purchase no Event of Default has occurred and is continuing and provided, further that the aggregate Net Purchase Price of all such purchases does not exceed in any Fiscal Year beginning on and after July 1, 1994, the sum of:

                (1) the applicable amount from among the following amounts:
     (a) $500,000, (b) the difference between (i) $1,000,000 in the earlier to occur of (A) any Fiscal Year ended after July 1, 1996 or (B) any Fiscal Year during which the Borrower's Consolidated Net Worth is greater than or equal to $15,000,000 minus (ii) any dividends paid during such period and permitted pursuant to item (ii) of Subsection 6.12a above or (c) the difference between (i) $1,500,000 in any Fiscal Year during which the Borrower's Consolidated Net Worth is greater than or equal to $40,000,000 minus (ii) any dividends paid during such period and permitted pursuant to item (ii) of Subsection 6.12a above, plus

                (2) the proceeds paid to the Borrower during such Fiscal Year pursuant to life insurance policies on its employees, plus

                (3) the Net Proceeds paid to the Borrower during such Fiscal Year upon, without duplication (x) the resale or reissuance of the treasury stock related to repurchased capital stock, or (y) the issuance stock upon the exercise of stock options.

           (B) Upon the death, incapacity, retirement or termination of Knutson, the Borrower may purchase his capital stock upon the terms and conditions set forth in the RBK Exchange and Repurchase Agreement, provided that after giving effect to such purchase no Event of Default has occurred or is continuing, and if such purchase is pursuant to the Initial Put and the Secondary Put (as such terms are defined in the RBK Exchange and Repurchase Agreement) (1) such purchases do not exceed the amounts set forth in Section 10(b) of the RBK Exchange and Repurchase Agreement, and (2) any purchases of capital stock owned by any Permitted Owner for cash may not exceed the proceeds available for such purposes under Key Man Life Insurance; provided, however, to the extent that such Key Man Life Insurance is unavailable or insufficient, the Borrower may purchase capital stock owned by any Permitted Owner subject to the limitations set forth in item (A) of this Subsection 6.12b.


      The foregoing notwithstanding, the amount permitted to be expended to redeem the capital stock of the Borrower pursuant to items (A) and (B) of clause (ii) above only in the immediate Fiscal Year, but not so expended, may be expended in the next succeeding Fiscal Year for such purposes.

     THIRTEENTH: Subsection 6.16 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

           6.16 Alteration of Various Agreements. Except for (i) amendments and modifications to the Plan Documents necessary to obtain determination letters from the IRS or to continue to be a qualified plan and trust under Code Sections 401(a) and 501(a), (ii) amendments to the documents listed below, which do not alter the provisions regarding redemption of the capital stock of the Borrower or any Subsidiary, and (iii) amendments to the documents listed below, which would not materially adversely affect the Banks, the Borrower, prior to the IPO shall not, nor shall it permit any Subsidiary to, amend or modify any of the following documents:

           (A) until such time as the Term Loans are paid in full, the ESOP and the ESOP Trust;

           (B) Management Repurchase Agreements (except as otherwise set forth on Schedule 6.16 hereto);

           (C) Stockholder Agreements; and

           (D) Preferred Stock Redemption Agreement.

      In addition prior to the IPO, the Borrower shall not, nor shall it permit any Subsidiary to, amend or modify the Warrants in any material respect.

     FOURTEENTH: A new Section 7.3 is hereby added to the Agreement and shall read as follows:

           7.3 Preferred Stock Redemption Draw. The obligation of the Revolving Credit Banks to make the Revolving Credit Disbursement constituting the Preferred Stock Redemption Draw is subject, in addition to being subject to the conditions of Section 7.1, to the following conditions:

           7.3a Preferred Stock Redemption Agreement. Delivery to the Agent of a fully executed copy of the Preferred Stock Redemption Agreement in form and substance satisfactory to the Agent and Banks.

           7.3b Fairness Opinion. Delivery to the Agent of true and correct copies of the fairness opinions or valuations addressed to the Trustee by its financial advisors regarding the redemption of the Series A 10.19% convertible preferred stock, which opinion shall be in form and substance satisfactory to the Agent and Banks.

           7.3c Legal Opinion. Receipt by the Agent on behalf of the Banks of a signed favorable opinion of legal counsel to the Borrower as to the redemption by the Borrower of certain Series A 10.19% convertible preferred stock pursuant to the Preferred Stock Redemption Agreement which opinion shall be in form and substance satisfactory to the Agent.

           7.3d Proceedings Satisfactory. Receipt by the Agent of evidence that all proceedings taken in connection with the redemption by the Borrower of certain of its Series A 10.19% convertible preferred stock and any other transactions in connection therewith has been or, immediately after the Preferred Stock Redemption Draw, will be duly completed and receipt by the Agent of such documents and papers, all in form and substance reasonably satisfactory to the Agent and the Agent's counsel, as the Agent or its special counsel may reasonably request in connection therewith.


                                   ARTICLE II

                              CONDITIONS PRECEDENT

     This Second Amendment shall become operative as of the date hereof when each of the following conditions precedent are satisfied in the judgment of the Agent or have been waived in writing by the Agent:

     (a) Second Amendment. Receipt by the Agent on behalf of the Banks and the Issuing Bank of duly executed counterparts of this Second Amendment from the Borrower and the Banks and the Issuing Bank.

     (b) Closing Certificate. Receipt by the Agent on behalf of the Banks of a certificate signed by an Authorized Officer of the Borrower dated as of even date herewith certifying that the representations and warranties set forth in the Original Agreement are true and correct in all material respects on and as of the date of this Second Amendment as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case, such representations and warranties shall have been true and correct on and as of such earlier date).

     (c) Second Amendment Closing Fee. Receipt by the Agent of the closing fee in the amount of $87,500 for the pro rata benefit of the Revolving Credit Banks in accordance with their respective Commitment Percentages.

     (d) Corporate Documents of the Borrower. Receipt by the Agent on behalf of the Banks of (i) a copy, duly certified as of the date hereof by the secretary or assistant secretary of the Borrower, of the resolution of the Borrower's Board of Directors authorizing the execution and delivery of this Second Amendment and (ii) an incumbency certificate of the Borrower dated as of the date hereof.

     (e) Opinion of Borrower's Counsel. Receipt by the Agent on behalf of the Banks of a signed favorable opinion of counsel to the Borrower as to the authority of the Borrower to execute and deliver this Second Amendment, as to the validity and enforceability thereof and as to such other matters as reasonably requested by the Agent, all in form and substance satisfactory to the Agent.

     (f) Consolidated Note. Receipt by National City Bank of Pennsylvania of a Revolving Credit Note in the maximum amount of $25,000,000 which will also evidence interest and fees, if any, due under the Revolving Credit Note dated October 13, 1995 made payable to National City Bank and the Revolving Credit Note dated October 13, 1995 made payable to Integra Bank.

     (g) Proceedings Satisfactory. Receipt by the Agent on behalf of the Banks of evidence that all proceedings taken in connection with this Second Amendment and the consummation of the transactions contemplated hereby and all documents and papers relating hereto have been completed or duly executed, and receipt by the Agent on behalf of the Banks of such documents and papers, all in form and substance reasonably satisfactory to the Agent and Agent's special counsel, as the Agent or its special counsel may reasonably request in connection therewith.


                                  ARTICLE III

                                 MISCELLANEOUS

     FIRST: With the merger of Integra Financial Corporation with and into National City Corporation, National City Bank and National City Bank of Pennsylvania (formerly Integra Bank) became Affiliates. With the consent of the Borrower, the Agent and the Banks, National City Bank hereby transfers and assigns all of its rights and obligations under the Credit Agreement and the other Loan Documents to National City Bank of Pennsylvania and National City Bank of Pennsylvania hereby assumes all of such rights and obligations.

     SECOND: Except as expressly amended by this Second Amendment, the Original Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

     THIRD: Except for proper nouns and as otherwise defined or amended herein, capitalized terms used herein which are not defined herein, but which are defined in the Original Agreement, shall have the meaning given them in the Original Agreement.

     FOURTH: This Second Amendment shall be binding upon and inure to the benefit of the Borrower, the Banks, the Issuing Bank, the Agent and their respective successors and assigns.

     FIFTH: Nothing in this Second Amendment shall be deemed or construed to be a waiver, release or limitation upon the Agent's or any Bank's exercise of any of their respective rights and remedies under the Original Agreement or the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist, hereafter arise or otherwise, and all such rights and remedies are hereby expressly reserved.

     SIXTH: This Second Amendment may be executed in as many different counterparts as shall be convenient and by the different parties hereto on separate counterparts, each of which when executed by the Borrower, a Bank, the Issuing Bank and the Agent shall be regarded as an original. All such counterparts shall constitute but one and the same instrument.

     SEVENTH: This Second Amendment shall be a contract made under and governed by the laws of the Commonwealth of Pennsylvania without regard to the principles thereof regarding conflict of laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed as of the day and year first above written.

     EDUCATION MANAGEMENT CORPORATION


     By
     Name
     Title


     PNC BANK, NATIONAL ASSOCIATION,
     in its capacity as the Agent


     By
     Name:
     Title:

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Second Amendment to Amended and Restated Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.


Revolving Credit Commitment:             PNC BANK, NATIONAL ASSOCIATION, in its
       $30,000,000                       capacity as a Bank and the Issuing Bank


Commitment Percentage:  42.8571%
                                         By ____________________________________
                                         Name: _________________________________
                                         Title: ________________________________


Addresses for notice purposes:


If by United States Mail:                If by other means:

PNC Bank, National Association           PNC Bank, National Association
Multi-Bank Loan Administration           Multi-Bank Loan Administration
One PNC Plaza - 19th Floor               One PNC Plaza - 19th Floor
Pittsburgh, Pennsylvania 15265           Pittsburgh, Pennsylvania 15222
Attention:  Arlene M. Ohler              Attention:  Arlene M. Ohler
            Assistant Vice President                 Assistant Vice President
                                         Telephone:  (412) 762-3627
                                         Telecopier: (412) 762-8672

With a copy to:

PNC Bank, National Association
Select Industries Department
Two PNC Plaza - 2nd Floor
Pittsburgh, Pennsylvania 15265
Attention:  Jonathan C. Ritz
            Vice President
Telephone:  (412) 762-2579
Telecopier: (412) 762-2784


Address for Eurodollar Rate Loan funding if different from above:


_______________________________
_______________________________
_______________________________
Telephone: ____________________
Telecopier: ___________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Second Amendment to Amended and Restated Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.



Revolving Credit Commitment:           KEYBANK, NATIONAL ASSOCIATION,
    $15,000,000                        formerly known as Society National
                                       Bank, in its capacity as a Bank

Commitment Percentage:  21.4286%
                                       By _______________________________
                                       Name: ____________________________
                                       Title: ___________________________




Addresses for notice purposes:

If by United States Mail:              If by other means:

KeyBank, National Association          KeyBank, National Association
127 Public Square                      127 Public Square
OH-01-27-0606                          OH-01-27-0606
Cleveland, Ohio 44114                  Cleveland, Ohio 44114
Attention: Terri Zalewski              Attention:  Terri Zalewski
                                       Telephone:  (216) 689-3518
                                       Telecopier: (216) 689-4981
with a copy to:

KeyBank, National Association
127 Public Square
OH-01-27-0606
Cleveland, Ohio 44114
Attention:  Lawrence A. Mack
            Vice President
Telephone:  (216) 689-4330
Telecopier: (216) 689-4981


Address for Eurodollar Rate Loan funding if different from above:


_____________________________
_____________________________
_____________________________
Telephone: __________________
Telecopier: _________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Second Amendment to Amended and Restated Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent, to be executed by its duly authorized officer as of the date first above written.



Revolving Credit Commitment:               NATIONAL CITY BANK OF PENNSYLVANIA,
      $25,000,000                          formerly INTEGRA BANK,
                                           in its capacity as a Bank

Commitment Percentage:  35.7143%
                                           By ________________________________
                                           Name: _____________________________
                                           Title: ____________________________



Addresses for notice purposes:


If by United States Mail:                  If by other means:

National City Bank of Pennsylvania         National City Bank of Pennsylvania
300 Fourth Avenue                          300 Fourth Avenue
IDC 01-151                                 IDC 01-151
Pittsburgh, Pennsylvania 15278-5000        Pittsburgh, Pennsylvania 15222
Attention:  Vincent J. Delie, Jr.          Attention:   Vincent J. Delie, Jr.
                                           Telephone:   (412) 644-7751
                                           Telecopier:  (412) 471-4883


with a copy to:


___________________________________
___________________________________
___________________________________
___________________________________
Attention: ________________________
           ________________________
Telephone: ________________________
Telecopier: _______________________


Address for Eurodollar Rate Loan funding if different from above:


___________________________________
___________________________________
___________________________________
Telephone: ________________________
Telecopier: _______________________

     IN WITNESS WHEREOF, intending to be legally bound hereby, National City Bank has caused this Second Amendment to Amended and Restated Credit Agreement by and among EDUCATION MANAGEMENT CORPORATION, the FINANCIAL INSTITUTIONS PARTY THERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officer as of the date first above written solely for the purpose set forth in paragraph FIRST of ARTICLE III hereof.


                                                NATIONAL CITY BANK


                                                By ____________________________
                                                Name: _________________________
                                                Title: ________________________